                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                          METATEC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[METATEC INTERNATIONAL LOGO]

                          METATEC INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2002

To the Shareholders of
METATEC INTERNATIONAL, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Metatec International, Inc., an Ohio corporation (the "Company"), will be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Thursday, May 16, 2002, at 1:00 p.m., local time, for the following purposes:

     1. To elect two Class III directors; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 22, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

                                          By Order of the Board of Directors

                                          JULIA A. POLLNER, Secretary

Dated: April 12, 2002

                          METATEC INTERNATIONAL, INC.

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of common shares, without par value, of the Company ("Metatec Shares") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 7001 Metatec Boulevard, Dublin, Ohio 43017, on Thursday, May 16, 2002, at 1:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

     The approximate date on which this Proxy Statement and the form of proxy will be first sent to shareholders is April 12, 2002.

                               PROXIES AND VOTING

     The close of business on March 22, 2002, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, 6,536,113 Metatec Shares were outstanding and entitled to vote. Each Metatec Share is entitled to one vote.

     All Metatec Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Metatec Shares represented by that proxy will be voted in favor of the nominees for election as Class III directors. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting will not by itself revoke the proxy. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. If your Metatec Shares are held in street name, you will need to instruct your broker regarding how to vote your Metatec Shares. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have discretion to vote your Metatec Shares for the election of directors. There are certain matters, however, over which your broker will not have discretion to vote your Metatec Shares without your instructions--these situations are referred to as "broker non-votes". If such a matter comes before the Annual Meeting (which is not anticipated), your Metatec Shares will not be voted on that matter. Abstentions, but not broker non-votes, will be considered as Metatec Shares present and entitled to vote at the Annual Meeting and will be counted for purposes of determining whether a quorum is present.

     Shareholders do not have the right to cumulate their votes in electing directors, and the nominees who receive the highest number of votes will be elected.

                             ELECTION OF DIRECTORS

     The number of directors currently is fixed at nine. The Board of Directors is divided into three classes, Class I, Class II, and Class III, with three directors in each class. The directors in each class are elected to three-year terms. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting, and the two incumbent directors in Class III have been nominated for re-election. There is a vacancy in each of the Class I and Class III directors.

     At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the two nominees named in the following table as Class III directors, each to hold office until the 2005 annual meeting of shareholders and until a successor is elected and qualified. In the event that any nominee named below as a Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

     The reason for nominating a lesser number of persons to fill the number of director positions in Class III is that the Company believes it is desirable to have a vacancy available which could be filled by the Board of Directors without the time and expense involved in holding a special meeting of shareholders should a person who could make a valuable contribution as a director of the Company become available. No decision has been made to fill the vacancy, nor has any candidate been considered or approved by the Board of Directors.

     Proxies cannot be voted at the Annual Meeting for a greater number of persons than the two nominees named in this Proxy Statement.

                              CLASS III DIRECTORS
                            (NOMINEES FOR ELECTION)

                                                                                METATEC SHARES
        NAME OF                                                                 OF THE COMPANY
    NOMINEE/DIRECTOR                                          DIRECTOR OF     BENEFICIALLY OWNED
      AND POSITION               PRINCIPAL OCCUPATION(S)      THE COMPANY           AS OF            PERCENT OF
    WITH THE COMPANY      AGE   DURING THE PAST FIVE YEARS       SINCE        MARCH 8, 2002 (1)        CLASS
    ----------------      ---   --------------------------   --------------   ------------------   --------------
David P. Lauer,
Director................  59    Retired President and             2001              17,500                 *
                                Chief Operating Officer of
                                Bank One, Columbus, NA, a
                                national banking
                                association. He was
                                appointed to his former
                                position with Bank One,
                                Columbus, NA in June 1997,
                                and retired from that
                                position in January 2001.
                                Mr. Lauer was the managing
                                partner of the Columbus
                                office of Deloitte &
                                Touche LLP from January
                                1989 through his
                                retirement in June 1997.
                                Mr. Lauer is also a
                                director of Wendys
                                International, Inc. and
                                AirNet Sytems, Inc.
Jeffrey M. Wilkins,
Chairman of the Board
of the Company..........  57    Chairman of the Board of          1989             792,468(2)           11.6%
                                the Company. Mr. Wilkins
                                was the Chief Executive
                                Office of the Company from
                                1989 through December
                                2001, and President from
                                July 1998 through December
                                2001. Mr. Wilkins is also
                                a director of CheckFree
                                Holdings, Inc.

Set forth below is information relating to directors whose terms will continue after the Annual Meeting.

                               CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2003)

                                                                                METATEC SHARES
        NAME OF                                                                 OF THE COMPANY
        DIRECTOR                                              DIRECTOR OF     BENEFICIALLY OWNED
      AND POSITION               PRINCIPAL OCCUPATION(S)      THE COMPANY           AS OF            PERCENT OF
    WITH THE COMPANY      AGE   DURING THE PAST FIVE YEARS       SINCE        MARCH 8, 2002 (1)        CLASS
    ----------------      ---   --------------------------   --------------   ------------------   --------------
Joseph F. Keeler, Jr.,
Director................  61    Chairman and Chief                1997             275,034(3)            4.2%
                                Executive Officer of the
                                Fishel Company, a national
                                underground utility
                                contractor, since 1978.
                                Mr. Keeler has been with
                                The Fishel Company since
                                1967.
Peter J. Kight,
Director................  45    Chairman, Chief Executive         1994              83,334               1.3%
                                Officer and President of
                                Checkfree Corporation, a
                                company that provides a
                                nationwide electronic bill
                                paying system, since
                                January 1981.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 2004)

                                                                                METATEC SHARES
        NAME OF                                                                 OF THE COMPANY
        DIRECTOR                                              DIRECTOR OF     BENEFICIALLY OWNED
      AND POSITION               PRINCIPAL OCCUPATION(S)      THE COMPANY           AS OF            PERCENT OF
    WITH THE COMPANY      AGE   DURING THE PAST FIVE YEARS       SINCE        MARCH 8, 2002 (1)        CLASS
    ----------------      ---   --------------------------   --------------   ------------------   --------------
Jerry D. Miller,
Director................  66    President of D&D                  1976              22,000                 *
                                Properties, Inc. and
                                President of MGB, Inc.,
                                two companies engaged in
                                the real estate business,
                                since May 1992. President
                                and Treasurer of the
                                Company from its
                                incorporation in 1976
                                until May 1993. Chairman
                                of the Board of the
                                Company from June 1978
                                until August 1989.

                                                                                METATEC SHARES
        NAME OF                                                                 OF THE COMPANY
        DIRECTOR                                              DIRECTOR OF     BENEFICIALLY OWNED
      AND POSITION               PRINCIPAL OCCUPATION(S)      THE COMPANY           AS OF            PERCENT OF
    WITH THE COMPANY      AGE   DURING THE PAST FIVE YEARS       SINCE        MARCH 8, 2002 (1)        CLASS
    ----------------      ---   --------------------------   --------------   ------------------   --------------
James V. Pickett,
Director................  60    Principal of Stonehenge           1995             147,623(4)            2.3%
                                Financial Holdings, Inc.,
                                a private equity
                                investment firm, since
                                August 1999. Vice Chairman
                                of Banc One Capital Corp.,
                                a subsidiary of Banc One
                                Holding Corporation, from
                                1993 through July 1999.
                                Principal of Pickett
                                Realty Advisors, Inc., an
                                asset management firm for
                                hotel owners, since
                                December 1991. Mr. Pickett
                                is also a director of
                                Wendys International, Inc.
Daniel D. Viren,
Director................  55    Senior Vice President of          2000              12,500                 *
                                Finance and Chief
                                Financial Officer of R.G.
                                Barry Corporation , a
                                manufacturer and marketer
                                of home comfort footwear,
                                since June 2000; was also
                                Senior Vice President of
                                Administration of R.G.
                                Barry Corporation from
                                1992 to July 1998; Senior
                                Vice President and Chief
                                Financial Officer of the
                                Company from July 1998 to
                                June 2000. Mr. Viren is
                                also a director of R.G.
                                Barry Corporation.

---------------

 * Less than 1%

(1) Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses (if applicable) have sole voting and investment power with respect to all Metatec Shares owned by them. For each of the directors, this table includes the following number of Metatec Shares which may be acquired upon the exercise of options that are currently exercisable or exercisable within 60 days of March 8, 2002: Mr.
    Kight -- 20,000 Metatec Shares; Mr. Keeler -- 27,500 Metatec Shares; Mr. Lauer -- 7,500 Metatec Shares; Mr. Miller -- 20,000 Metatec Shares; Mr. Pickett -- 20,000 Metatec Shares; Mr. Wilkins -- 325,000 Metatec Shares; and Mr. Viren -- 7,500 Metatec Shares.

(2) Includes 4,000 Metatec Shares owned by a trust for the benefit of one of Mr. Wilkins' grandchildren, of which Mr. Wilkins is the trustee. Also includes 46,000 Metatec Shares owned by a limited partnership, of which Mr. Wilkins is a general partner.

(3) Includes 48,334 Metatec Shares owned by a family limited partnership, of which Mr. Keeler is a partner.

(4) Includes 24,000 Metatec Shares owned by a corporation controlled by Mr. Pickett.

     In addition to the Metatec Shares beneficially owned by Mr. Wilkins, as set forth above, Christopher A. Munro, Martin G. Stokman, and Julia A. Pollner, the other named executive officers in the Summary Compensation Table set forth below, beneficially owned 113,500, 18,000, and 57,500 Metatec Shares, respectively, as of March 8, 2002. Each such person and their spouses (if applicable) have sole voting and investment power with respect to all Metatec Shares owned by them. The number of Metatec Shares beneficially owned by Messrs. Munro, Stokman, and Ms. Pollner include 62,500, 18,000, and 57,500 Metatec Shares, respectively, which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of March 8, 2002. In addition, 20,000 of Mr. Munro's Metatec Shares are subject to risk of forfeiture if his employment is terminated for any reason prior to January 2, 2003. On February 13, 2002, Gary W. Qualmann, the Company's Chief Financial Officer, received 100,000 Metatec Shares pursuant to the terms of a restricted share agreement entered into in connection with his employment by the Company. All 100,000 of these Metatec Shares are subject to risk of forfeiture if his employment is terminated for any reason prior to February 13, 2003, and 50,000 of these Metatec Shares are subject to risk of forfeiture if his employment is terminated for any reason prior to February 13, 2004.

     As of March 8, 2002, the number of Metatec Shares owned by all directors and executive officers of the Company as a group (11 persons) was 1,639,459 (23.1%). The foregoing amount includes 565,500 Metatec Shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of March 8, 2002.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors held five meetings during 2001. Each director attended at least 75% of the meetings held by the Board of Directors and the committees on which he served during 2001.

     The Board of Directors has established an Executive Committee, a Compensation Committee, and an Audit Committee. The members of the Executive Committee are David P. Lauer, Joseph F. Keeler, Jr., Peter J. Kight and James V. Pickett. The Executive Committee, which may exercise all of the authority of the Board of Directors between its meetings, held two meetings and took action two times by written consent during 2001. The members of the Compensation Committee are Jerry D. Miller, Joseph F. Keeler, Jr., and James V. Pickett. The Compensation Committee, which is responsible for administering the Company's stock option plans and which may exercise the authority of the Board of Directors with respect to the compensation of employees of the Company, held two meetings and took action one time by written consent during 2001. The members of the Audit Committee are David P. Lauer, Joseph F. Keeler, Jr., James V. Pickett and Daniel D. Viren. The Audit Committee, which is responsible for recommending the appointment of the independent auditors, reviewing with the independent auditors the annual audit of the Company's accounts by the independent auditors, and all related matters, along with other activities undertaken by such committee, held five meetings and took action one time by written consent during 2001. See also "Executive Compensation -- Compensation Committee Report on Executive Compensation" and "Report of Audit Committee" included elsewhere in this Proxy Statement.

     The Board of Directors has no standing nominating committee or committee performing similar functions.

COMPENSATION OF DIRECTORS

     Employee directors receive no additional compensation for service on the Board of Directors or its committees. Directors of the Company who are not also employees of the Company receive a fee of $1,500 per board meeting and a quarterly retainer of $1,500. In addition, directors of the Company who are not officers or employees of the Company do not receive any additional compensation for committee meetings attended, with the exception of members of the Audit Committee. Each member of the Audit Committee receives an annual fee of $2,000 for serving on that committee, and the Chairman of the Audit Committee receives an annual fee of $4,000 for chairing that committee. The Company has a directors deferred compensation plan pursuant to which directors may defer all or a portion of their director fees.

     Directors of the Company who are not officers or employees of the Company or any of its subsidiaries currently receive stock options pursuant to the Company's 1999 Directors Stock Option Plan. Under this plan, immediately following each annual meeting of shareholders of the Company, each eligible director is automatically granted an option to purchase 5,000 Metatec Shares. These options are fully vested at the time of grant and must be exercised within five years of the grant date. In addition, each new director is automatically granted an option, on a one-time basis, to purchase 10,000 Metatec Shares. These one-time options have five-year terms and vest in equal annual installments over a four-year period. All options are granted at an exercise price equal to the fair market value of the Metatec Shares on the last trading day prior to the annual meeting relating to the date of grant.

                             EXECUTIVE COMPENSATION

     Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and its four most highly compensated executive officers, other than the chief executive officer, at the end of 2001.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL
                                                 COMPENSATION               LONG-TERM AWARDS
                                             --------------------   --------------------------------
                                                                    RESTRICTED     METATEC SHARES
              NAME AND                                                STOCK          UNDERLYING           ALL OTHER
         PRINCIPAL POSITION           YEAR    SALARY    BONUS (1)     AWARDS     OPTIONS GRANTED (2)   COMPENSATION (3)
------------------------------------  ----   --------   ---------   ----------   -------------------   ----------------
Jeffrey M. Wilkins..................  2001   $450,000    $    --                            --             $ 6,750
  Chairman of the Board,              2000   $450,000    $    --                            --             $ 6,750
  President, and Chief                1999   $449,055    $    --                       100,000             $ 8,210
  Executive Officer (4)
Christopher A. Munro (4)............  2001   $234,461    $60,000     $60,000           100,000             $ 6,674
  President and Chief Executive
    Officer
Martin G. Stockman..................  2001   $100,687    $    --                            --             $20,927
  Vice President, Europe              2000   $131,344    $15,073                            --             $ 3,447
                                      1999   $114,954    $ 6,332                            --             $   366
Julia A. Pollner....................  2001   $124,800    $    --                            --             $ 4,680
  Senior Vice President,              2000   $114,443    $ 4,254                        10,000             $ 4,292
  Finance                             1999   $101,462    $ 7,445                            --             $ 5,044

---------------

(1) For 2000 and 1999, bonuses paid to the named executive officers were earned pursuant to the Company's Open Book Management Plan. Under this plan, executives and employees (called "associates" at the Company) share a portion of the Company's pre-tax income each year. The amount of pre-tax income shared by executives and employees depends upon the Company's actual performance for the year relative to its targeted pre-tax income for that year. Individual financial awards are based upon the number of points earned under the plan by the executive or employee during the year.

    For Mr. Munro, the bonus shown in the 2001 column represents a one-time bonus paid to Mr. Munro in connection with entering into an amendment to his employment agreement. This one-time bonus was paid in satisfaction of all remaining bonuses, expense reimbursements, and other amounts payable to Mr. Munro in connection with his employment in 2001. See "Employment and Separation Agreements."

(2) This column sets forth the number of Metatec Shares subject to options granted during the indicated year pursuant to the Company's 1990 Stock Option Plan.

(3) Represents amounts contributed by the Company as matching contributions to its 401(K) retirement plan, excess group term life insurance, car leases, and pension plan for the Company's European subsidiary.

(4) On December 7, 2001, Mr. Wilkins' employment with the Company was terminated in accordance with the terms of a separation agreement between the parties, and at that time Mr. Wilkins ceased serving as an officer of the Company and its subsidiaries, although he continues to serve as a director of the Company and to hold the office of Chairman of the Board. At that time, the Board of Directors elected Mr. Munro as President and Chief Executive Officer of the Company to replace Mr. Wilkins. Mr. Munro joined the Company in January 2001. See "Employment and Separation Agreements."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of stock options during 2001 to the executive officers named in the Summary Compensation Table:

                                                                                                          POTENTIAL
                                                                                                       REALIZABLE VALUE
                                                          INDIVIDUAL GRANTS                               AT ASSUMED
                                   ----------------------------------------------------------------         ANNUAL
                                                          % OF TOTAL                                    RATES OF STOCK
                                        NUMBER OF          OPTIONS                                     APPRECIATION FOR
                                     METATEC SHARES       GRANTED TO                                   OPTION TERM (3)
            NAME AND                   UNDERLYING        EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   ------------------
       PRINCIPAL POSITION          OPTIONS GRANTED (1)   FISCAL YEAR    PER SHARE (2)       DATE        5%        10%
---------------------------------  -------------------   ------------   --------------   ----------   -------   --------
Jeffrey M. Wilkins...............             --               --              --               --    $     0   $      0
  Chairman of the Board,
  President, and Chief Executive
  Officer
Christopher A. Munro.............        100,000             70.7%          $1.00         1/2/2011    $62,889   $159,374
  President and Chief Executive
  Officer
Martin Stokman...................             --               --              --               --    $     0   $      0
  Vice President, Europe
Julia A. Pollner.................             --               --              --               --    $     0   $      0
  Senior Vice President, Finance

---------------

(1) Except as otherwise indicated in the notes to this table, all of the options were granted under the Company's 1990 Stock Option Plan and are subject to a one-year or four-year vesting schedule.

(2) The per share exercise price is equal to the fair market value of Metatec Shares on the date of grant.

(3) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Securities and Exchange Commission. Although permitted by these rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of a formula that would determine with reasonable accuracy a present value based on future unknown factors.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following table sets forth stock options exercised during 2001 by the executive officers named in the Summary Compensation Table and the value of in-the-money stock options held by those individuals as of December 31, 2001:

                                                                           NUMBER OF
                                                                         METATEC SHARES       VALUE OF
                                                                           UNDERLYING        UNEXERCISED
                                                                          UNEXERCISED       IN-THE-MONEY
                                                                           OPTIONS AT        OPTIONS AT
                                         METATEC SHARES                    12/31/2001        12/31/2001
                                            ACQUIRED         VALUE        EXERCISABLE/      EXERCISABLE/
                 NAME                     ON EXERCISE     REALIZED (1)   UNEXERCISABLE    UNEXERCISABLE (2)
---------------------------------------  --------------   ------------   --------------   -----------------
Jeffrey M. Wilkins.....................        0               0             325,000/0          $0/$0
  Chairman of the Board,
  President, and Chief Executive
  Officer
Christopher A. Munro...................        0               0             0/100,000          $0/$0
  President and Chief Executive Officer
Martin Stokman.........................        0               0          18,000/6,000          $0/$0
  Vice President, Europe
Julia A. Pollner.......................        0               0          57,500/7,500          $0/$0
  Senior Vice President, Finance

---------------

(1) Aggregate market value of the Metatec Shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the closing price of Metatec Shares as of December 31, 2001.

EMPLOYMENT AND SEPARATION AGREEMENTS

     Christopher A. Munro joined the Company as Chief Operating Officer on January 2, 2001, and entered into an employment agreement with the Company at that time. On December 7, 2001, Mr. Munro replaced Jeffrey M. Wilkins as the President and Chief Executive Officer of the Company. On March 26, 2002, Mr. Munro's original employment agreement was amended to recognize his increased responsibilities as President and Chief Executive Officer.

     Under his employment agreement, Mr. Munro received a base salary of $240,000 in 2001. Effective January 1, 2002, Mr. Munro's base salary was increased to $300,000 in recognition of his increased responsibilities as President and Chief Executive Officer. In connection with entering into the amendment to his employment agreement, Mr. Munro received a one-time bonus of $60,000 in satisfaction of all remaining bonuses, expense reimbursements, and other amounts payable to Mr. Munro in connection with his employment in 2001. For 2002, Mr. Munro is entitled to receive a bonus ranging up to a maximum of 60% of his base salary, which bonus will be a cumulative percentage based upon the Company's level of achievement of the objective performance thresholds specified in his employment agreement.

     Mr. Munro's employment continues until terminated by either Mr. Munro or the Company. Mr. Munro may terminate his employment at any time on or after March 1, 2003, upon notice to the Company of not less than 60 days prior to the proposed termination date. The Company may terminate Mr. Munro's employment at any time upon notice to Mr. Munro. However, if the Company terminates Mr. Munro's employment without cause prior to January 2, 2004, Mr. Munro is entitled to receive severance payments in an amount equal to his base salary payable over a one-year period, as well as health benefits during that same period. Mr. Munro is also entitled to receive the fringe benefits generally offered to the Company's personnel.

     In connection with joining the Company in January 2001, Mr. Munro received 40,000 Metatec Shares pursuant to the terms of a restricted share agreement. All 40,000 of these Metatec Shares were subject to a risk of forfeiture if Mr. Munro's employment was terminated for any reason prior to January 2, 2002. A total of 20,000 of these Metatec Shares remain subject to a risk of forfeiture if Mr. Munro's employment is terminated for any reason prior to January 2, 2003. In addition, in connection with joining the Company in January 2001, Mr. Munro was granted options to purchase a total of 100,000 Metatec Shares. In connection with entering into the amendment to his employment agreement in March 2002, Mr. Munro was granted options to purchase a total of 150,000 Metatec Shares.

     The Company and Jeffrey M. Wilkins were parties to an employment agreement pursuant to which Mr. Wilkins served as Chairman of the Board and Chief Executive Office of the Company. On December 7, 2001, Mr. Wilkins' employment with the Company was terminated in accordance with the terms of a separation agreement between the parties, and at that time Mr. Wilkins ceased serving as an officer of the Company and its subsidiaries, although he continues to serve as a director of the Company and to hold the office of Chairman of the Board. Under the separation agreement, Mr. Wilkins is receiving severance pay in an amount equal to two years of his base salary, or a total of $900,000, 50% of which is payable over a one-year period, with the balance payable in one-lump sum within 30 days after the completion of the one-year payment period. If the Company is prohibited from making the lump-sum payment by the terms of the Company's loan covenants, then instead the Company is required to make this lump-sum payment over a one-year period. The amount of this severance pay is consistent with the amount which would have been payable to Mr. Wilkins under his employment agreement for a termination by the Company without cause (which required one year's prior notice to Mr. Wilkins plus a $450,000 lump-sum payment). In addition to the severance pay, the Company is obligated to pay health insurance coverage for Mr. Wilkins for 18 months, provide group life insurance coverage for 12 months, provide directors and officers liability coverage for two years, and reimburse Mr. Wilkins' legal fees up to a maximum of $15,000. Finally, the terms of all stock options granted to Mr. Wilkins were amended to provide for exercisability for the entire term or terms of the stock option. The separation agreement also provides a mutual release and includes noncompetition, confidentiality, and non-solicitation provisions applicable to Mr. Wilkins.

     Prior to his termination, Mr. Wilkins served as President and Chief Executive Officer of the Company under the term of his employment agreement. Under the terms of this employment agreement, Mr. Wilkins received a base salary of $450,000 during 2001. Mr. Wilkins was also entitled to receive fringe benefits, as determined by the Board of Directors, of the type typically provided to chief executive officers of similarly situated companies, and an annual incentive bonus equal to a specified percentage of the net pre-tax profit of the Company. However, Mr. Wilkins did not receive a bonus in 2001 or 2000 under this incentive bonus calculation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Joseph F. Keeler, Jr., Jerry D. Miller and James V. Pickett. Until May 1993, prior to his appointment to the Compensation Committee, Mr. Miller served as President of the Company. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company's Board of Directors or the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors.

     As previously discussed in this Proxy Statement, Jeffrey M. Wilkins served as Chief Executive Officer of the Company until December 7, 2001, and Christopher A. Munro served as Chief Executive Officer for the balance of the year. Prior to assuming his new duties, Mr. Munro served as Chief Operating Officer of the Company. Mr. Wilkins' employment with the Company was terminated in accordance with the terms of a separation agreement between the parties, and at that time Mr. Wilkins ceased serving as an officer of the Company and its subsidiaries, although he continues to serve as a director of the Company and to hold the office of Chairman of the Board. The following discussion includes a report on Mr. Wilkins' compensation for 2001, as well as Mr. Munro's compensation in his positions as Chief Operating Officer and Chief Executive Officer. Please see "Employment and Separation Agreements" for a description of the terms of Mr. Wilkins's separation agreement and Mr. Munro's employment agreement.

     The Compensation Committee believes that the Company's compensation policy must be designed to attract, retain, reward, and motivate highly qualified individuals to manage the Company to meet corporate growth and earnings objectives and to maximize shareholder value. The Company's compensation policy has three primary components, which are described below.

     Base Salary. The primary component of executive compensation is an annual base salary. In establishing the amount of an executive officer's annual base salary (other than the chief executive officer), the Compensation Committee reviews a recommendation made by the Company's chief executive officer and considers other factors as well, including the position held by the executive officer, his or her accomplishments during the year, his or her level of responsibility and experience, and the relationship of the executive officer's salary to the salaries of other managers and associates of the Company. After considering these factors, the Compensation Committee subjectively determines the amount of each executive officer's annual base salary.

     The annual base salary of Mr. Wilkins was paid pursuant to his employment agreement with the Company. In 2001, Mr. Wilkins' base salary was $450,000, the same base salary he received in 2000 and 1999.

     The annual base salary of Mr. Munro is paid pursuant to his employment agreement with the Company. In 2001, Mr. Munro's base salary was $240,000. Effective January 1, 2002, Mr. Munro's base salary was increased to $300,000 in recognition of his increased responsibilities as President and Chief Executive Officer.

     Incentive Compensation. In 2001, the Company discontinued the use of the Open Book Management Plan as an incentive compensation arrangement. The Open Book Management Plan was used in 1999 and 2000 and was designed to give employees a stake in the outcome of the Company's business by sharing with them on an annual basis a predetermined portion of the Company's pre-tax income. No specific incentive compensation arrangements were offered to employees in 2001 due to the Company's financial performance.

     Mr. Wilkins received an annual incentive bonus under his employment agreement equal to a specified percentage of the net pre-tax profit of the Company. However, Mr. Wilkins did not receive a bonus in 2001, 2000, or 1999 under this incentive bonus calculation.

     In connection with entering into the amendment to his employment agreement, Mr. Munro received a one-time bonus of $60,000 in satisfaction of all remaining bonuses, expense reimbursements, and other amounts payable to Mr. Munro in connection with his employment in 2001. For 2002, Mr. Munro is entitled to receive a bonus ranging up to a maximum of 60% of his base salary, which bonus will be a cumulative percentage based upon the Company's level of achievement of the objective performance thresholds specified in his employment agreement.

     Long-Term Awards. In 2001, stock options were used only in limited circumstances as a form of executive compensation. These options were granted under the Company's 1990 Stock Option Plan, which is designed to align a portion of the executive and key associates compensation package with the long-term interests of shareholders. All options are granted by the Compensation Committee, whose members are not eligible to participate in this Plan. Options are granted under this plan in amounts subjectively determined by the Compensation Committee to be appropriate given the relative positions and responsibilities of the associates.

     The Compensation Committee did not grant any options to Mr. Wilkins or any other executive officer in 2001, other than to Mr. Munro as described below.

     In connection with joining the Company in January 2001, Mr. Munro received 40,000 Metatec Shares pursuant to the terms of a restricted share agreement. All 40,000 of these Metatec Shares were subject to a risk of forfeiture if Mr. Munro's employment was terminated for any reason prior to January 2, 2002. A total of 20,000 of these Metatec Shares remain subject to a risk of forfeiture if Mr. Munro's employment is terminated for any reason prior to January 2, 2003. In addition, in connection with joining the Company in January 2001, Mr. Munro was granted options to purchase a total of 100,000 Metatec Shares. In connection with entering into the amendment to his employment agreement in March 2002, Mr. Munro was granted options to purchase a total of 150,000 Metatec Shares.

                                          JERRY D. MILLER, Chairman
                                          JOSEPH F. KEELER, JR.
                                          JAMES V. PICKETT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its officers and directors were complied with by such persons except as follows: (i) Jeffrey M. Wilkins, Chairman of the Board of the Company, failed to timely report the inheritance of 1,840 Metatec Shares in 1999 from his father's estate; and (ii) Christopher A. Munro, President and Chief Executive Officer of the Company, failed to timely report the acquisition of 3,600 Metatec Shares in August 2001.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only persons known by the Company to own beneficially 5% or more of Metatec Shares:

                                                 AMOUNT AND NATURE OF
    NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP (1)     PERCENT OF OWNERSHIP
    ------------------------------------      ---------------------------   --------------------
Jeffrey M. Wilkins..........................            792,468(2)                 11.6%
7001 Metatec Boulevard
Dublin, Ohio 43017
Dimensional Fund Advisors, Inc..............            509,800                     8.3%
1299 Ocean Avenue
Santa Monica, California 90401

---------------

(1) Beneficial ownership as of December 31, 2001, except in the case of Mr. Wilkins, which is as of March 8, 2002.

(2) Includes the following: (i) 325,000 Metatec Shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of March 8, 2002; (ii) 4,000 Metatec Shares owned by a trust which is for the benefit of one of Mr. Wilkins' grandchildren, of which Mr. Wilkins is the trustee; and (iii) 46,000 Metatec Shares owned by a limited partnership, of which Mr. Wilkins is a general partner.

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total return (assuming reinvestment of dividends) on Metatec Shares to the yearly percentage change in the cumulative total return of the NASDAQ Computer and Data Processing Services Index and the NASDAQ Stock Market Index -- United States. This comparison is shown for the five previous fiscal years of the Company. The graph and the amounts in the graph assume that $100 was invested on December 31, 1996 in Metatec Shares or in the applicable stock index and that all dividends were reinvested during the applicable fiscal year.

                               Performance Graph

                                        DEC-96   DEC-97   DEC-98   DEC-99   DEC-00   DEC-01
                                        ------   ------   ------   ------   ------   ------
Metatec International.................   $100     $ 70     $111     $ 44     $ 15     $  5
NASDAQ -- Computer & Data
  Processing..........................   $100     $123     $219     $482     $222     $179
NASDAQ Stock Market -- US.............   $100     $122     $173     $321     $193     $153

     The foregoing graph is not -- nor is it intended to be -- any indication of the future performance of Metatec Shares.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Management's responsibility for financial reporting and the report and opinion of Deloitte & Touche LLP are filed separately in the Company's Annual Report on Form 10-K for the 2001 fiscal year and should be read in conjunction with this report and any review of the audited financial statements.

     The current members of the Audit Committee are David P. Lauer, its Chairman, Joseph F. Keeler, Jr., James V. Pickett, and Daniel D. Viren. A. Grant Bowen, who retired from the Company's Board of Directors in February 2001, served as Chairman of the Audit Committee until his retirement. Mr. Lauer has served on the Audit Committee since February 2001. All members of the Audit Committee are independent directors as defined by the rules and regulations of Nasdaq, with the exception of Daniel D. Viren, who served as the Company's Senior Vice President and Chief Financial Officer from July 1999 to June 2000. The Company's Audit Committee Charter permits the Board of Directors to appoint one non-independent director to the Audit Committee under exceptional and limited circumstances. In appointing Mr. Viren to the Audit Committee, the Board of Directors considered his extensive experience in dealing with financial statements and audit matters outside the scope of his employment with the Company and believed that his membership on the Audit Committee was in the best interests of the Company and its shareholders. The Committee held five meetings during the 2001 fiscal year and took action one time by written consent. Each member of the Audit Committee attended at least 75% of the meetings.

     The full responsibilities of the Audit Committee are set forth in its charter, which is reviewed and amended periodically by the Board of Directors. A copy of the Audit Committee Charter was attached to the Proxy Statement for the 2001 annual meeting of shareholders. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the 2001 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee recommended to the Board of Directors (and the Board has approved) the selection of Deloitte & Touche LLP as the Company's independent auditors for the 2002 fiscal year. Among other things, the Audit Committee:

     - Discussed and considered the independence of Deloitte & Touche LLP, including reviewing as necessary all relationships and services which might bear on the objectivity of the auditor;

     - Received written affirmation that the auditor is in fact independent;

     - Discussed the overall audit process, including receiving and reviewing the Company's financial statements and related reports; and

     - Provided to the independent auditors full access to the Audit Committee (and the Board of Directors) to report on any and all matters appropriate.

     The Audit Committee also met with selected members of management and the auditors to review financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded. In addition, the Audit Committee considered the quality and adequacy of the Company's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee felt appropriate.

     Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ending December 31, 2001, were met and that the financial reporting and audit processes of the Company are functioning appropriately. Furthermore, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2001 fiscal year for filing with the Securities and Exchange Commission.

     As discussed above, the Audit Committee is responsible to monitor and review the Company's financial reporting process on behalf of the Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company, and some members may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. The Audit Committee's review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent accountants are in fact "independent."
                                          DAVID P. LAUER, Chairman
                                          JOSEPH F. KEELER, JR.
                                          JAMES V. PICKETT
                                          DANIEL D. VIREN

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as the independent public accountants for the Company for its fiscal year ended December 31, 2001, and it has been selected by the Board of Directors to be the Company's independent public accountants for the fiscal year ending December 31, 2002. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if desired and to respond to appropriate questions.

     Aggregate fees billed to the Company for the year ending December 31, 2001, by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") are as follows:

Audit Fees..................................................   $128,860
Financial Information Systems
Design and Implementation Fees..............................        -0-
All Other Fees..............................................   $ 70,641(1)(2)

---------------

(1) Includes fees for tax consulting and other non-audit services.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a shareholder intends to present a proposal at the 2002 annual meeting of shareholders, but does not seek to include such proposal in the Company's proxy statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary date of this Proxy Statement or the persons named in the form of proxy for the 2002 annual meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's proxy statement or form of proxy.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of Metatec Shares held by any banks, brokers or nominees. If follow-up requests for proxies are necessary, the Company may employ other persons to make these requests.

                                          JULIA A. POLLNER
                                          Secretary

      PLEASE MARK VOTES                              PROXY
[X]   AS IN THIS EXAMPLE                METATEC INTERNATIONAL,INC.




                                                                                                                       With- For All
        ANNUAL MEETING OF SHAREHOLDERS                              1.  AUTHORITY TO ELECT ALL NOMI-             For   hold  Except
                          MAY 16,2002                                    NEES LISTED BELOW AS CLASS III
     THIS PROXY IS SOLICITED ON BEHALF OF THE  BOARD OF DIRECTORS        DIRECTORS (except as marked to the       [ ]  [ ]     [ ]
                                                                         contrary below):
           The undersigned hereby appoints Christopher
A. Munro and Gary W. Qualmann, and each of them, with
full power of substitution, proxies to vote and act                      JEFFREY M. WILKINS   DAVID P. LAUER
with respect to all Common Shares, without par value                 INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE
(the "Shares"), of Metatec International, Inc., an                   FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL
Ohio corporation (the "Company"), which the                          EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
undersigned is entitled to vote at the Annual Meeting                SPACE PROVIDED BELOW.
of Shareholders to be held on Thursday, May 16, 2002,
at the Company's principal executive offices located
at 7001 Metatec Boulevard, Dublin, Ohio 43017, at                    ---------------------------------------------------------------
1:00 p.m., local time, and at any and all                                                                        For Against Abstain
adjournments thereof, with all the powers the under-                2. IN THEIR DISCRETION,THE PROXIES
signed would possess if present in person, on the                      ARE AUTHORIZED TO VOTE UPON SUCH OTHER     [ ]  [ ]     [ ]
following proposals and any other matters that may                     MATTERS AS MAY PROPERLY COME BEFORE THE
properly come before the Annual Meeting.                               MEETING OR ANY ADJOURNMENT THEREOF.


                                    -------------------------        The Shares represented by this
Please be sure to sign and date                                      Proxy will be voted upon the proposal listed
    this Proxy in the box below.          Date                       above in accordance with the instructions
                                                                     given by the undersigned, but if no
-------------------------------------------------------------        instructions are given, this Proxy will be
Shareholder sign above          Co-holder (if any) sign above        voted to elect all directors as set forth in
                                                                     Item 1, above, and in the discretion of the
                                                                     proxies, on any other matter which properly
                                                                     comes before the Annual Meeting.

--------------------------------------------------------------------------------

    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           METATEC INTERNATIONAL,INC.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____________________________________________________

____________________________________________________

____________________________________________________